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                                                                   EXHIBIT 10.3


                          STOCKHOLDER SUPPORT AGREEMENT


                  STOCKHOLDER SUPPORT AGREEMENT dated as of September 1, 1997 (this "Agreement"), by GE Investment Management Incorporated ("GEIM"), GE Investment Hotel Partners I, Limited Partnership ("GEHOP" and together with GEIM, the "GE Entities"), the Trustees of General Electric Pension Trust ("GEPT"), Red Lion, a California limited partnership ("Red Lion"), Richard J. Ferris ("Ferris"), Ridge Partners, L.P. ("Ridge"), Kelrick, Inc. ("Kelrick" and together with Ferris and Ridge, the "Ferris Entities"), Peter V. Ueberroth ("Ueberroth"), The Ueberroth Family Trust ("Ueberroth FT") and The Ueberroth Investment Trust ("Ueberroth IT" and together with Ueberroth and Ueberroth FT, the "Ueberroth Entities"), to and for the benefit of Promus Hotel Corporation, a Delaware corporation ("Promus"). Each of the GE Entities, GEPT, Red Lion, the Ferris Entities and the Ueberroth Entities are referred to herein as a "Stockholder" and collectively as the "Stockholders." Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

                  WHEREAS, as of the date hereof, the GE Entities own of record and beneficially 6,060,981 shares (such shares, together with any other voting or equity securities of Doubletree hereafter acquired by the GE Entities prior to the termination of this Agreement, being referred to herein collectively as the "GE Shares") of common stock, par value $.01 per share ("Doubletree Common Stock"), of Doubletree Corporation, a Delaware corporation ("Doubletree");

                  WHEREAS, as of the date hereof, GEPT owns of record and beneficially 3,027,441 shares (such shares, together with any other voting or equity securities of Doubletree hereafter acquired by GEPT prior to the termination of this Agreement, being referred to herein collectively as "GEPT Shares") of Doubletree Common Stock;

                  WHEREAS, as of the date hereof, Red Lion owns of record and beneficially 3,882,283 shares (such shares, together with any other voting or equity securities of Doubletree hereafter acquired by Red Lion prior to the termination of this Agreement, being referred to herein collectively as the "Red Lion Shares") of Doubletree Common Stock;

                  WHEREAS, as of the date hereof, the Ferris Entities own of record and beneficially 1,576,182 shares (such shares, together with any other voting or equity securities of Doubletree hereafter acquired by the Ferris Entities prior to the termination of this Agreement, being referred to herein collectively as the "Ferris Shares") of Doubletree Common Stock;

                  WHEREAS, as of the date hereof, the Ueberroth Entities own of record and beneficially 1,124,182 shares (such shares, together with any other voting or equity securities of Doubletree hereafter acquired by the Ueberroth Entities prior to the termination of this Agreement, being referred to herein collectively as the "Ueberroth Shares" and, together with the GE Shares, the GEPT Shares, the Red Lion Shares and the Ferris Shares, the "Shares") of Doubletree Common Stock;

                  WHEREAS, concurrently with the execution of this Agreement, Doubletree, Promus and Parent Holding Corp., a Delaware corporation ("Parent"), are entering into an

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Agreement and Plan of Merger, dated as of the date hereof (the "Merger
Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, (i) a newly formed subsidiary of Parent will be merged with and into Doubletree (the "Doubletree Merger"), and (ii) a second newly formed subsidiary of Parent will be merged with and into Promus (the "Promus Merger") such that Doubletree and Promus will become wholly-owned subsidiaries of Parent and the stockholders of Doubletree and Promus will become stockholders of Parent; and

                  WHEREAS, as a condition to the willingness of Promus and Doubletree to enter into the Merger Agreement and the Stock Option Agreements (as defined in the Merger Agreement), Promus has requested the Stockholders agree, and in order to induce Promus to enter into the Merger Agreement and the Stock Option Agreements, the Stockholders are willing to agree, severally but not jointly, to vote in favor of adopting the Merger Agreement and approving the Doubletree Merger, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

                  Section 1. Voting of Shares. Until the termination of this Agreement in accordance with the terms hereof, each Stockholder hereby agrees that, at the Doubletree Stockholders' Meeting or any other meeting of the stockholders of Doubletree, however called, and in any action by written consent of the stockholders of Doubletree, such Stockholder will vote all of its respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Doubletree Merger and the other transactions contemplated by the Merger Agreement, and (b) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Doubletree (or any class thereof). In addition, each Stockholder agrees that it will, upon request by Promus, furnish written confirmation, in form and substance reasonably satisfactory to Promus, of such Stockholder's support for the Merger Agreement and the Doubletree Merger. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

                  Section 2.  Transfer of Shares. Each Stockholder
represents and warrants that it has no present intention of taking any action, prior to the termination of this Agreement in accordance with the terms hereof, to, directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of its respective Shares, (b) deposit any of its respective Shares into a voting trust or enter into a voting agreement or arrangement with respect to any such Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

                  Section 3. No Solicitation. Prior to the termination of this Agreement in accordance with its terms, each Stockholder agrees (a) that it will not, nor will it authorize or


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permit any of its officers, directors, employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal and (b) that it will notify Promus as soon as possible (and in any event within 48 hours) if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates.

                  Section 4. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that the provisions of Section 7 shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

                  Section 5. Registration Rights. Until the termination of this Agreement in accordance with the terms hereof, no Stockholder will exercise any of its rights to request or require registration of any securities under the Incorporation and Registration Rights Agreement dated as of December 16, 1993, as amended on June 30, 1994, February 27, 1996 and November 8, 1996, by and among Doubletree and certain stockholders of Doubletree (the "Registration Rights Agreement).

                  Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section 7. Miscellaneous.

                         (a) This Agreement constitutes the entire agreement
between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

                         (b) If any term or other provision of this Agreement is
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                         (c) This Agreement shall be governed by and construed
in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                         (d) Notwithstanding anything herein to the contrary,
the covenants and agreements set forth herein shall not prevent any of the Stockholders' designees, partners or

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affiliates serving on the Board of Directors of Doubletree from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of Doubletree.

                         (e). Notwithstanding any provisions hereof, none of the
obligations of any Stockholder under or contemplated by this Agreement shall be an obligation of (i) any officer, director, stockholder, limited partner, general partner or owner of such Stockholder, or any of their respective officers, directors, stockholders, limited partners, general partners or owners, or successors or assigns or (ii) any other Stockholder. Each Stockholder shall be the only person or entity liable with respect to its obligations. Any monetary liability of a Stockholder under this Agreement shall be satisfied solely out of the assets of such Stockholder. Each Stockholder hereby irrevocably waives any right it may have against any such officer, director, stockholder, limited partner, general partner, owner, successor or assign identified above as a result of the performance of the provisions under or contemplated by this Agreement. Nothing in this Section 7(e) shall prevent Promus from obtaining specific enforcement of the obligations of any Stockholder under this Agreement.

                         (f) This Agreement may be executed in counterparts,
each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


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                Signature Page for Stockholder Support Agreement

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                  GE INVESTMENT MANAGEMENT INCORPORATED



                                          /s/ JOHN MYERS
                                  ---------------------------------------------
                                  By:  John Myers
                                  Its:


                                  GE INVESTMENT HOTEL PARTNERS I,
                                  LIMITED PARTNERSHIP


                                  By:  GE Investment Management Inc.
                                  Its:  General Partner



                                                /s/ JOHN MYERS
                                       ----------------------------------------
                                       By:  John Myers
                                       Its:


                                  TRUSTEES OF GENERAL ELECTRIC PENSION TRUST



                                          /s/ JOHN MYERS
                                  ---------------------------------------------
                                  By:  John Myers
                                  Its:


                                  RED LION

                                  By:  RLA-GP, Inc.
                                  Its:  General Partner



                                               /s/ MICHAEL MICHELSON
                                       ----------------------------------------
                                       By:  Michael Michelson
                                       Its:




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                                          /s/ RICHARD J. FERRIS
                                  ---------------------------------------------
                                  Richard J. Ferris



                                  RIDGE PARTNERS, L.P.

                                  By:  Kelrick, Inc.
                                  Its:  General Partner



                                                /s/ RICHARD J. FERRIS
                                       ----------------------------------------
                                       By:  Richard J. Ferris
                                       Its:  President


                                  KELRICK, INC.



                                          /s/  RICHARD J. FERRIS
                                  ---------------------------------------------
                                  By:  Richard J. Ferris
                                  Its:  President






                                          /s/ PETER V. UEBERROTH
                                  ---------------------------------------------
                                  Peter V. Ueberroth



                                  THE UEBERROTH FAMILY TRUST



                                          /s/ PETER V. UEBERROTH
                                  ---------------------------------------------
                                  By:  Peter V. Ueberroth
                                  Its:  Trustee



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                Signature Page for Stockholder Support Agreement


                                          THE UEBERROTH INVESTMENT TRUST



                                                  /s/ PETER V. UEBERROTH
                                          -------------------------------------
                                          By:  Peter V. Ueberroth
                                          Its:  Trustee


Agreed and Acknowledged:

PROMUS HOTEL CORPORATION



             /s/ RAYMOND E. SCHULTZ
- -----------------------------------
By:  Raymond E. Schultz
Its:  President and Chief Executive Officer



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